Exhibit (h)(2)(ii)
SCHEDULE 1
Updated: September 12, 2019

SERIES OF THE TRUST

The following fund(s) are covered by the Agreement:

1.	Arin Large Cap Theta Fund
a.	Institutional Class Shares
b.	Advisor Class Shares
2.	Cavalier Adaptive Income Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
3.	Cavalier Fundamental Growth Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
4.	Cavalier Growth Opportunities Fund
a.	Institutional Class Shares
a.	Class A Shares
b.	Class C Shares
5.	Cavalier Hedged High Income Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
6.	Cavalier Tactical Economic Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
7.	Cavalier Tactical Rotation Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
8.	Crow Point Small-Cap Growth Fund
9.	Matisse Discounted Closed-End Fund Strategy
10.	Matisse Discounted Bond CEF Strategy
11.	Method Smart Beta U.S. Sector Plus Fund
12.	Method Smart Beta Explorer Allocation Plus Fund
13.	QCI Balanced Fund
14.	Roumell Opportunistic Value Fund
15.	Sector Rotation Fund
16.	Sirius S&P Strategic Large-Cap Allocation Fund

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